SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2008

NOBLE INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-13581	38-3139487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 West Long Lake Road, Suite 601 Troy, Michigan	48098
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (248) 519-0700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Departure of Certain Officers; Appointment of Certain Officers.

On May 14, 2008, Michael C. Azar, Vice President-Administration, Secretary and corporate General Counsel of Noble International, Ltd. (the “Company”) departed the Company. Mr. Azar will receive severance in an amount equal to twelve (12) months of his current annual base salary as provided by the terms of his employment agreement with the Company, plus health care continuation coverage during such period.

Effective on May 14, 2008, Andrew J. Tavi, formerly the Company’s Vice President, Assistant Secretary and General Counsel –North America, was appointed Vice President-Administration, General Counsel and Secretary of the Company.

Item 7.01. Regulation FD Disclosure.

On May 14, 2008, the Company issued a press release announcing that it has received a letter from The Nasdaq Stock Market that it is complaint with Nasdaq continued listing rules relating to independent director and audit committee requirements. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits. The following exhibits are being furnished herewith:

99.1 Noble International, Ltd. press release announcing compliance with Nasdaq Listing Rules, dated May 14, 2008.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE INTERNATIONAL, LTD.,
a Delaware corporation
(registrant)

May 14, 2008	By:	/s/ Andrew J. Tavi
Andrew J. Tavi
Vice President and General Counsel

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